UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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AtriCure, Inc.

(Name of Registrant as Specified In Its Charter)

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ATRICURE, INC.

NOTICE OF 2006 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of AtriCure, Inc. (the “Company” or “AtriCure”). The Annual Meeting will be held at our principal executive offices located at 6033 Schumacher Park Drive, West Chester, Ohio 45069 on Wednesday, June 21, 2006, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect nine directors to serve for a one-year term that expires at the 2007 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting.

The Annual Meeting will begin promptly at 9:30 a.m. (EDT) and check-in will begin at 9:00 a.m. (EDT). Only holders of record of shares of AtriCure common stock (Nasdaq: ATRC) at the close of business on April 26, 2006, will be entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ David J. Drachman
David J. Drachman
President and Chief Executive Officer

West Chester, Ohio

April 28, 2006

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF IT IS MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

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ATRICURE, INC.

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of AtriCure, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2006 Annual Meeting of Stockholders to be held on Wednesday, June 21, 2006, beginning at 9:30 a.m. (EDT) at our principal executive offices located at 6033 Schumacher Park Drive, West Chester, Ohio 45069, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the 2006 Annual Meeting of Stockholders. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we”, “our”, “AtriCure” and the “Company” each refer to AtriCure, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission on March 31, 2006; and the term “meeting” means our 2006 Annual Meeting of Stockholders.

We are sending these proxy materials on or about May 19, 2006, to all stockholders of record at the close of business on April 26, 2006 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Why am I receiving these proxy materials?	We sent you these proxy materials because our Board is soliciting your proxy to vote at the meeting. As a stockholder of record at the close of business on the Record Date, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What information is contained in this proxy statement?	The information in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and most highly paid executive officers in 2005 and certain other required information.

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof. If you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. All stockholders should be prepared to present photo identification for admittance.

What items of business will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are:

1.      the election of nine nominees to serve as directors on our Board; and

2.      the ratification of the appointment of our independent registered public accounting firm for the 2006 fiscal year.

These proposals are described more fully below. As of the date of this proxy statement, this is the only business that our Board intends to present or knows of that others will present at the meeting. If any other matter or matters are properly brought before the meeting, it is the intention of the persons holding proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?	Our Board recommends that you vote your shares (1) “FOR” each of the director nominees and (2) “FOR” the ratification of independent registered public accounting firm for the 2006 fiscal year.

What are my voting rights?	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

In the aggregate, there are a maximum of 12,117,535 votes that may be cast at the meeting.

What constitutes a quorum?	A quorum is required to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. As of the Record Date, 12,117,535 shares of our common stock were outstanding. Accordingly, the presence of the holders of our common stock representing at least 6,058,768 votes is required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote in person at the meeting. We have enclosed a proxy card for your use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, which gives you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for your use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, which gives you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described below so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders holding shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

What if I want to change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted or by attending the meeting and voting in person. Please note that attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee, which gives you the right to vote your shares, by attending the meeting and voting in person.

What vote is required to approve each item and how are votes counted?	The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The nine director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as directors. You may vote “FOR” all of the director nominees or “WITHHOLD” your vote for any or all director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board and “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The election of directors and the ratification of the appointment of independent registered public accounting firm are considered routine matters. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” all of AtriCure’s nominees to the Board and “FOR” ratification of the independent registered public accounting firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than votes cast with respect to the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Thomas J. Etergino (our Vice President and Chief Financial Officer) and Stephen S. Cambridge (our Vice President of Sales), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?	We expect the Secretary of the Company to tabulate the votes and act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For instance, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

What is the deadline to propose actions for consideration at next year’s meeting of stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2007 (the “2007 Annual Meeting”), the written proposal must be received by the Secretary of AtriCure at our principal executive offices no earlier than December 21, 2006 and no later than January 20, 2007. However, if our 2007 Annual Meeting is not held between May 22, 2007 and July 21, 2007, then your notice must be received not later than the close of business on the later of (i) the 150th day prior to the date of the 2007 Annual Meeting or (ii) the 10th day following the date we make a public announcement of the date of the 2007 Annual Meeting. Such proposals also must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the U.S. Securities and Exchange Commission. Proposals should be addressed to:

Secretary AtriCure, Inc. 6033 Schumacher Park Drive West Chester, Ohio 45069

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our Secretary in accordance with the provisions of our Bylaws, which require that the notice be received by our Secretary no earlier than December 21, 2006 and no later than January 20, 2007.

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors

Our Amended and Restated Certificate of Incorporation provides that each Director shall be elected at each annual meeting of stockholders for a term of one year. Our Board currently consists of the following ten directors: David J. Drachman, Donald C. Harrison, M.D., Michael D. Hooven, Richard M. Johnston, Alan L. Kaganov, Mark R. Lanning, Gene R. McGrevin, Karen P. Robards, Norman R. Weldon, Ph.D. and Lee R. Wrubel, M.D., whose terms expire at this Annual Meeting.

Director Nominees

The Nominating and Corporate Governance Committee recommended and the Board nominated the following people for election as directors: David J. Drachman, Donald C. Harrison, M.D., Michael D. Hooven, Elizabeth D. (Jacobson) Krell, Ph.D., Richard M. Johnston, Mark R. Lanning, Gene R. McGrevin, Karen P. Robards, and Lee R. Wrubel, M.D.

If elected, David J. Drachman, Donald C. Harrison, M.D., Michael D. Hooven, Elizabeth D. (Jacobson) Krell, Ph.D., Richard M. Johnston, Mark R. Lanning, Gene R. McGrevin, Karen P. Robards, and Lee R. Wrubel, M.D. will hold office as directors until our Annual Meeting of Stockholders to be held in 2007, and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Biographical Information of Directors and Director Nominees

The names of each member of the Board and nominee for director, their ages as of the Record Date, length of service on the Board and certain biographical information is as follows:

David J. Drachman, Nominee. Mr. Drachman, 48, has served as President, Chief Executive Officer and a director since October 2002. From 2000 to 2002, Mr. Drachman served as President of Impulse Dynamics N.V., a development stage medical device company focusing on implantable electrical solutions for the treatment of heart failure, diabetes and eating disorders. From 1997 to 1999, Mr. Drachman served in a variety of positions, including Vice President of Strategic Development at Biosense Webster, Inc., a Johnson & Johnson, Inc. subsidiary that designs and manufactures diagnostic and therapeutic cardiac catheters. In addition, Mr. Drachman has also served in a variety of positions at Ventritex, Inc. and Boston Scientific Corporation. Mr. Drachman received his B.A. from the University of Louisville and holds North American Society of Pacing and Electrophysiology certification in Electrophysiology, Cardiac Pacing and Defibrillation.

Donald C. Harrison, M.D., Nominee. Dr. Harrison, 72, has served as one of our directors since November 2000. Since 2003, Dr. Harrison has served as a general partner of Charter Life Sciences, L.P., a venture capital investment firm. He also serves as a director of several public and private companies, including Kendle International, a publicly-held clinical research company, UMD, Inc., a privately-held medical device company he founded, and EnteroMedics, Inc., a privately-held developer of medical devices for the treatment of obesity and gastrointestinal disorders. From 1986 to 2003, Dr. Harrison served in various capacities at the University of Cincinnati Medical Center, including Chief Executive Officer, Senior Vice President and Provost for Health Affairs. Dr. Harrison has previously served as a director of various publicly-held companies, including EP Technology, Inc., Novoste Corporation, InControl, Inc., and SciMed Inc. From 2000 to 2003, Dr. Harrison served as a director of Enable Medical Corporation, a developer and manufacturer of surgical instruments that we acquired on August 10, 2005. From 1968 to 1986, Dr. Harrison served as co-director of the Falk Cardiovascular Research Center in Stanford, California, Professor of Medicine and William G. Irwin Professor of Cardiology at Stanford University School of Medicine and Chief of Cardiology at Stanford University Hospital. Dr. Harrison received his B.S. from Birmingham Southern College and his M.D. from the University of Alabama College of Medicine.

Michael D. Hooven, Nominee. Mr. Hooven, 50, is one of our founders and has served as Chief Technology Officer and a director since August 2002 and as Chairman of the Board from August 2002 through February 2005. From November 2000 to August 2002, he served as our President and Chief Executive Officer. Since 1994

until its acquisition, Mr. Hooven served as Chairman of the Board, and has previously served as President and Chief Executive Officer of Enable Medical Corporation, a developer and manufacturer of surgical instruments that Mr. Hooven co-founded and that we acquired on August 10, 2005. Mr. Hooven is also a director of Omeris, Inc., a not-for-profit company devoted to building and accelerating the bioscience industry, research and education and is a member of the advisory board of EnteraTech, Inc., a privately-held life sciences company. From 1986 to 1994, Mr. Hooven served as Director of New Product Development at Ethicon Endo-Surgery, Inc., a developer and manufacturer of minimally invasive surgical instruments. In addition, Mr. Hooven has also served in a variety of positions at Cordis Corporation and Siemens Medical Solutions of Siemens AG. Mr. Hooven received his B.S. and M.S. from the University of Michigan.

Richard M. Johnston, Nominee. Mr. Johnston, 71, has served as one of our directors since June 2002 and as Chairman of the Board since February 2005. Since 2000, Mr. Johnston has been a managing member of Camden Partners Holdings, LLC, a private equity firm. Mr. Johnston currently serves as a director of several of Camden Partners’ portfolio companies, including Lombard Medical Technologies plc, COHR, Inc., Medivance, Inc., Pharmanetics, Inc., and Webmedx, Inc. From 1961 to 2000, Mr. Johnston was employed by The Hillman Company, an investment holding company with diversified operations, where he served from 1970 to 2000 as Vice President, Investments and as a director. From 1979 to 2003, Mr. Johnston was Chairman of the Board of The Western Pennsylvania Hospital, and its successors, The Western Pennsylvania Healthcare System and West Penn Allegheny Health System. Mr. Johnston received his B.S. from Washington and Lee University and his M.B.A. from The Wharton School, University of Pennsylvania.

Alan L. Kaganov, 67, has served as one of our directors since May 2001. Since 1996, Dr. Kaganov has been a member, and is generally referred to as “partner,” of Presidio Management Group VIII, LLC, the general partner of certain of our investors, which are referred to as U.S. Venture Partners, or USVP. Dr. Kaganov serves as a director of various privately-held companies, including Aptus Endosystems, Inc., Cryovascular Systems, Inc., Sanarus Medical, Inc., and St. Francis Medical Center. From 2000 to 2004, Dr. Kaganov served as a director of Curon Medical, a publicly-held medical device manufacturer. From 1993 to 1996, Dr. Kaganov served as Vice President, Business Development and Strategic Planning at Boston Scientific Corporation, a publicly-held medical device company. Dr. Kaganov received his B.S. from Duke University, his M.S. and a Sc.D. from Columbia University and his M.B.A. from New York University. In 1970, Dr. Kaganov was awarded a Career Fellowship from the National Institute of Health.

Elizabeth D. (Jacobson) Krell, Ph.D., Nominee. Dr. Krell, 57, is currently a private consultant on matters pertaining to FDA-regulated products, as well as FDA policies and procedures. From 2003 to 2004, she served as the Executive Vice President for Technology and Regulatory Affairs at the Advanced Medical Technology Association (AdvaMed), the largest trade association for medical device manufacturers. From 1975 to 2001, she served in the FDA, starting as a bench researcher and ending in the FDA’s top science job as the Acting Senior Advisor for Science, advising the Commissioner and other top FDA officials on science and science management. Dr. Krell served from 1990 to 2000 as the Deputy Director for Science, in the FDA’s Center for Devices and Radiological Health (CDRH). In this job she provided executive leadership in the development of programs to assure the safety and effectiveness of medical devices and diagnostic products, and the reduction of population exposure to radiation emitted from medical, industrial and consumer products. Previously, she directed CDRH’s science and engineering labs. Dr. Krell received her B.A. from S.U.N.Y. Binghamton and her Ph.D. from Georgetown University. Dr. Krell was identified as a director candidate by a non-management director of the Company.

Mark R. Lanning, C.P.A., Nominee. Mr. Lanning, 51, has served as one of our directors since February 2006. Mr. Lanning currently serves as Vice President and Treasurer of Hillenbrand Industries, Inc., a leader within the health care equipment and services and funeral services industries. Prior to joining Hillenbrand in 1988, Mr. Lanning spent twelve years in various accounting positions with Ernst & Whinney (now Ernst & Young). Mr. Lanning, a Certified Public Accountant, also currently serves as Vice Chairman and a member of the Board of Directors of the Indiana CPA Society. Mr. Lanning received his B.S. in Accounting from Ball State University.

Gene R. McGrevin, Nominee. Mr. McGrevin, 63, has served as one of our directors since April 2006. Mr. McGrevin has over 30 years of senior management experience in the medical device and diagnostic pharmacy service industries. Since 2002, Mr. McGrevin has served as Chairman of the Executive Committee at Hydro Dynamics, Inc., a privately-held company focused on researching and developing liquid-based power solutions for the manufacturing sector. From 1997 to 2002, Mr. McGrevin was Chairman of the Board at Microtek Medical Holdings, Inc., a publicly-held medical product and supply company. From 1989 to 1996, he served as Vice-Chairman of the Board and Chief Executive Officer of Syncor International Corporation, a publicly-held pharmacy distribution company. Mr. McGrevin also serves on the Board of Directors of various privately-held companies, including Real Time Medical Data, Inc. and Medivance, Inc. He is also Chairman of the Director’s Circle of Yerkes Primate Center, which is affiliated with Emory University. He has also held senior management positions at Johnson & Johnson and Kimberly-Clark Corporation. Mr. McGrevin received a B.A. in Economics and Political Science from the University of Pittsburgh and an M.B.A. in Marketing and International Business from the Wharton Graduate School.

Karen P. Robards, Nominee. Ms. Robards, 56, has served as one of our directors since November 2000. Since 1987, Ms. Robards has been a managing member of Robards & Company, LLC, a financial advisory firm. Ms. Robards has also served as a director of Enable Medical Corporation, a developer and manufacturer of surgical instruments, from 1996 to 2005, which we acquired on August 10, 2005. From 1976 to 1987, Ms. Robards was an investment banker at Morgan Stanley where she headed its healthcare investment banking activities. Ms. Robards is the Independent Chair of the Board of several mutual funds managed by Merrill Lynch Investment Managers. Ms. Robards is a founder and President of the Cooke Center for Learning & Development, a not-for-profit educational organization in New York City. Ms. Robards received her B.A. from Smith College and her M.B.A. from Harvard Business School.

Norman R. Weldon, Ph.D., 71, has served as one of our directors since November 2000 and served as Chairman of the Board from November 2000 to August 2002. Since 1992, Dr. Weldon has served as Managing Director of Partisan Management Group, Inc., a venture capital investment firm he co-founded. Dr. Weldon serves as a director of two mutual funds managed by Capital Research Management Company: The New Economy Fund and The SmallCap World Fund. He also serves as a director for several privately-held medical device companies, including Medivance, Inc., Neuronetics, Inc., HemoCleanse, Inc., Ash Access Technology, Inc. and Careguide Systems, Inc. From 2000 to 2002, Dr. Weldon served as a director of Renal Solutions, Inc., a privately-held medical device company. From 1987 to 2004, Dr. Weldon served as a director of Novoste Corporation, a publicly-held medical device company. From 1994 to 2002, Dr. Weldon served as a director of Enable Medical Corporation, a developer and manufacturer of surgical instruments that he co-founded and that we acquired on August 10, 2005. From 1976 to 1979, Dr. Weldon served as Chief Executive Officer of CTS Corporation, a publicly-held electronics manufacturer. From 1979 to 1987, Dr. Weldon served as Chief Executive Officer of Cordis Corporation, a publicly-held medical device company. From 1987 to 1996, Dr. Weldon served as Chief Executive Officer of Corvita Corporation, a publicly-held medical device developer and manufacturer he co-founded. Dr. Weldon received his B.S., M.S. and Ph.D. from Purdue University.

Lee R. Wrubel, M.D., Nominee. Dr. Wrubel, 41, has served as one of our directors since February 2005. Since 2000, Dr. Wrubel has served as a General Partner of Foundation Medical Partners, LP, a venture capital investment firm. Dr. Wrubel also serves as a director of several privately-held medical device companies, including CardioMEMS, Inc. and EsophyX, Inc. Dr. Wrubel currently serves on the Translational Research Advisory Committee of the Muscular Dystrophy Association and is a member of the Health Leadership Council of Save the Children. Dr. Wrubel received his B.A. from Lafayette College, his M.D. and M.P.H. from Tufts University School of Medicine and his M.B.A. from Columbia University School of Business.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NINE NOMINEES FOR DIRECTOR LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board

The Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Our Board consists of the following ten directors: Richard M. Johnston (Chairman), David J. Drachman, Donald C. Harrison, M.D., Michael D. Hooven, Alan L. Kaganov, Mark R. Lanning, Gene R. McGrevin, Karen P. Robards, Norman R. Weldon, Ph.D. and Lee R. Wrubel, M.D. Our Board has affirmatively determined that each of the directors and nominees other than David J. Drachman, our President and Chief Executive Officer, and Michael D. Hooven, our Chief Technology Officer, are independent directors under the listing standards established by Nasdaq.

As required under the Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board may also create committees for special purposes. The membership and the function of each of the committees are described below.

Audit Committee. Our Audit Committee currently consists of Richard M. Johnston (Chairman of the Committee), Donald C. Harrison, M.D., Karen P. Robards and Mark R. Lanning, who joined our Board and the Committee on February 8, 2006. Our Audit Committee is responsible for assuring the integrity of our financial control, audit and reporting functions and reviews with our management and our independent auditors the effectiveness of our internal control over financial reporting and accounting and reporting practices and procedures. In addition, this Committee reviews the qualifications of our independent auditors, is responsible for their appointment, compensation, retention and oversight and reviews the scope, fees and results of activities related to audit and non-audit services. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC. Our Board has also determined that Richard M. Johnston, Karen P. Robards and Mark R. Lanning each qualifies as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee has a written charter, which was adopted by our Board in April 2005. A copy of the charter is attached as Appendix A to this proxy statement and is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.” The report of the Audit Committee appears on page 22 of this proxy statement.

Compensation Committee. Our Compensation Committee currently consists of Alan L. Kaganov (Chairman of the Committee), Norman R. Weldon, Ph.D., Lee R. Wrubel, M.D. and Gene R. McGrevin, who joined our Board and the Committee on April 6, 2006. The Compensation Committee’s principal responsibilities are to determine and approve the compensation of our Chief Executive Officer, review and approve compensation levels for our other executive officers, review and approve management incentive compensation policies and programs, review and approve equity compensation programs for employees and exercise discretion in the administration of those programs, and produce an annual report on executive compensation for inclusion in the proxy statement. The composition of the Compensation Committee satisfies the independence requirements of Nasdaq. The Compensation Committee has a written charter, which was adopted by our Board in April 2005 and is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.” The report of the Compensation Committee appears beginning on page 27 of this proxy statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Norman R. Weldon, Ph.D. (Chairman of the Committee), Donald C. Harrison, M.D., Richard M. Johnston and Karen P. Robards. The Nominating and Corporate Governance Committee is

responsible for reviewing and making recommendations on the composition of our Board and selection of directors, periodically assessing the functioning of our Board and its committees, and making recommendations to our Board regarding corporate governance matters and practices. The composition of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee has a written charter, which was adopted by our Board in April 2005, which is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.”

Meetings of the Board and Committees of the Board

During 2005, the Board held five meetings, the Audit Committee held six meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held two meetings.

Our directors are strongly encouraged to attend the Company’s annual meeting of stockholders. We have not previously held an annual meeting of stockholders.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. As described above in the Question and Answer section under “What is the deadline to propose actions for consideration at next year’s meeting of stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 6033 Schumacher Park Drive, West Chester, Ohio 45069: the candidate’s name, age, home and business contact information, principal occupation or employment, the class and number of shares of AtriCure stock beneficially owned, information regarding any relationships, arrangements or understandings between the candidate and AtriCure, and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required, including the candidate’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected.

Director Qualifications. Members of our Board should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Business Conduct and Ethics. Other than an age limit of 72 for election of directors set by our Board, the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates. The Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. Our Board waived the age limit requirement included in our Corporate Governance Guidelines with respect to Donald C. Harrison, M.D., who is currently 72, for the upcoming term.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to our Board are suggested by existing directors or by our executive officers. However, candidates may also come to the attention of our Board through professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee will carefully review the qualifications of any candidates who have been properly brought to its attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Committee will consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.

Director Compensation

Prior to our initial public offering, we did not compensate directors for their services as directors and only reimbursed our directors for reasonable out-of-pocket expenses incurred in connection with attending meetings of our Board and Committees. Upon the closing of our initial public offering in August 2005, we began to compensate non-employee directors and in April 2006, in consultation with the Compensation Committee, our Board approved changes to the compensation given to our non-employee directors. The annual retainer paid to our non-employee directors was increased from $15,000 to $20,000. The additional fees paid to the Chairman of the Board were increased from $5,000 to $25,000, the fees paid to the Chairman of the Audit Committee were increased from $5,000 to $10,000, the fees paid to the Chairman of the Compensation Committee were increased from $2,500 to $5,000, and the fees paid to the Chairman of the Nominating and Corporate Governance Committee were increased from $2,500 to $5,000.

In April 2006, our Board also approved changes to the options automatically granted to each non-employee director under our 2005 Equity Incentive Plan. The initial stock option grant to non-employee directors upon joining our Board was increased from 20,000 options to 50,000 options, which vest one-fourth on each anniversary of the date of the grant. Existing non-employee directors as of the closing of our initial public offering in August 2005 each received an initial grant of 10,000 options, which vest one-fourth on each anniversary of the date of grant. The annual stock option grant after each annual meeting of stockholders to each of our non-employee directors who has been a director for at least six months was increased from 3,000 options to 10,000 options, which now vest one-third on the earlier of each anniversary of the date of the grant or the annual meeting of stockholders that year. In light of the change in initial stock option grants, the Board approved stock option grants in April 2006 for 30,000 options to the non-employee directors who will stand for re-election at the Annual Meeting, which vest one-fourth on each anniversary of the date of grant. Options granted to the non-employee directors have a term of 10 years and an exercise price equal to the fair market value on the date of grant.

Non-employee directors also receive a fee for each Board meeting of $1,500 for in-person attendance and $500 for participation by telephone and a fee for each Committee meeting of $750 for in-person attendance and $350 for participation by telephone.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its Committees, to promote the interests of stockholders and to create a common set of expectations as to how the Board, its Committees, individual directors and management should perform their respective functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of our directors and management remain a critical safeguard in quality corporate governance. The Corporate Governance Guidelines establish the practices the Board will follow with respect to, among other practices, board composition and selection of board nominees, director responsibilities, chief executive officer evaluation, management development and succession planning, director compensation, board committees, and annual board and committee performance evaluations. A copy of the Corporate Governance Guidelines is attached as Appendix B to this proxy statement and is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.”

Code of Business Conduct and Ethics

AtriCure is committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code”) reflects our values and the business practices and principles of behavior that support this commitment. Our Code is an integral part of our business conduct compliance program and embodies our commitment to conduct operations in accordance with the highest legal and ethical standards. The Code applies to all of our officers, directors and employees. Each is responsible for understanding and complying with the Code. The Code is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on our website.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the members of the Compensation Committee were Alan L. Kaganov, Norman R. Weldon, Ph.D. and Lee R. Wrubel, M.D. No member of our Compensation Committee nor any executive officer of AtriCure has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of AtriCure or was formerly an officer of AtriCure.

Certain Relationships and Related Party Transactions

We describe below transactions that have occurred this year or during our last three fiscal years to which we were a party in which:

•	the amounts involved exceeded or will exceed $60,000; and

•	a director, nominee for director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

Enable Medical Corporation

Contemporaneously with the closing of our initial public offering, we acquired Enable Medical Corporation, the manufacturer of our Isolator ablation clamps, which are an essential component of the AtriCure bipolar ablation system. The $7.0 million aggregate purchase price for Enable was determined by negotiations between special committees of disinterested directors of Enable and us, but no opinion as to fairness of the terms was obtained from an investment banking firm. Three of the members of our Board, directly or indirectly, held an aggregate of approximately 63% of the outstanding common stock of Enable and, accordingly, received a majority of the amounts that we paid to acquire Enable. Michael D. Hooven, our Chief Technology Officer and one of our directors, was a co-founder and the Chairman of the Board of Enable and owned, directly and indirectly, approximately 47% of its outstanding common stock. Karen P. Robards, one of our directors, owned, directly and indirectly, approximately 3% of Enable’s outstanding common stock. Norman R. Weldon, Ph.D, one of our directors, owned, directly or indirectly, approximately 13% of Enable’s outstanding common stock. If we sell certain assets that were acquired as part of the Enable acquisition prior to the third anniversary of the closing of our acquisition of Enable, we will be required to pay the former shareholders of Enable 50% of the consideration from that sale that is in excess of $1 million, subject to a maximum payment to the Enable shareholders of $2 million.

Voting Agreement

Under the terms of an amended and restated voting agreement, which agreement terminated upon the closing of our initial public offering in August 2005, the holders of our common stock were entitled to elect three Board members, one of whom was required to be the Chief Executive Officer; the holders of our Series A preferred stock (which shares converted to common stock in connection with our initial public offering) were entitled to elect two Board members, one of which was designated by Charter Ventures IV, L.P. and one by Partisan Management Group, Inc.; the holders of our Series B preferred stock (which shares converted to common stock in connection with our initial public offering) were entitled to elect two Board members, one of which was designated by U.S. Venture Partners VIII, L.P. and one by Camden Partners, Inc.; and one Board

member was elected by the holders of all classes of capital stock voting as a single class. Pursuant to the terms of this agreement, the holders of our common stock had previously nominated and elected to our current Board David J. Drachman, Michael D. Hooven and Norman R. Weldon, Ph.D.; the holders of our Series A preferred stock nominated and elected Donald C. Harrison, M.D. and Karen P. Robards; the holders of our Series B preferred stock nominated and elected Alan L. Kaganov and Richard M. Johnston; and the holders of all our outstanding stock nominated and elected Lee R. Wrubel, M.D.

Amended and Restated Investors’ Rights Agreement

We have entered into an agreement with certain of our common stockholders under which those stockholders have certain customary demand and piggyback registration rights with respect to their shares of common stock. The directors, executive officers and holders of more than 5% of our common stock that are parties to this agreement are Donald C. Harrison, M.D., Michael D. Hooven, Karen P. Robards and entities affiliated with U.S. Venture Partners, Camden Partners, Charter Ventures, and Norman R. Weldon, Ph.D. and his spouse Carol J. Weldon.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. We also intend to enter into these agreements with our future directors and executive officers.

Communications with the Board of Directors

Stockholders are invited to communicate to the Board or its committees by writing to: AtriCure, Inc., Chairman of the Board of Directors, 6033 Schumacher Park Drive, West Chester, Ohio 45069. All such stockholder communications will be forwarded to the specific director or directors to whom the communications are addressed.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of the Company’s financial statements for the fiscal year ending December 31, 2006. Deloitte & Touche audited the Company’s financial statements for 2002, 2003, 2004 and 2005. Deloitte & Touche is a registered public accounting firm.

The Board is asking the stockholders to ratify the selection of Deloitte & Touche as the Company’s independent registered public accounting firm for 2006. Although not required by law, the rules of Nasdaq, or the Company’s Bylaws, the Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditor. In addition to retaining Deloitte & Touche to audit the Company’s financial statements for 2005, the Audit Committee retained Deloitte & Touche to provide tax services in 2005. The Audit Committee understands the need for Deloitte & Touche to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee has reviewed all non-audit services provided by Deloitte & Touche in 2005 and has concluded that the provision of such services was compatible with maintaining Deloitte & Touche’s independence in the conduct of its auditing functions.

The aggregate fees billed by Deloitte & Touche for audit and non-audit services provided to the Company in 2005 and 2004 were as follows:

Service Category	2005	2004
Audit Fees	$498,355	$116,605
Audit-Related Fees	—	—
Tax Fees	25,925	14,375
All Other Fees	—	—

Total	$524,280	$130,980

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements (including fees in connection with our Registration Statement on Form S-l (Registration No. 333-124197)), and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

To help ensure the independence of our independent registered public accounting firm, the Audit Committee is required to pre-approve all audit and non-audit services to be performed for us by our independent registered public accounting firm. All audit and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, as a Committee or the Committee may delegate to one or more of its members the authority to grant the required approvals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of AtriCure common stock as of the Record Date, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the Summary Compensation Table on page 24;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 26, 2006 (the Record Date) through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 12,117,535 shares of our common stock outstanding as of the Record Date. Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Beneficial Ownership
Beneficial Owner	Shares	Options and Warrants Exercisable Within 60 Days	Approximate Percent Owned
Holders of More than 5%
Camden Partners(1) One South Street, Suite 2150 Baltimore, MD 21202	920,132	—	7.6%
Charter Ventures(2) 525 University Avenue, Suite 1400 Palo Alto, CA 94301	701,058	37,359	6.1
Massachusetts Financial Services Company(3) 500 Boylston Street Boston, MA 02116	942,010	—	7.8
TimesSquare Capital Management, LLC(4) Four Times Square, 25th Floor New York, NY 10036	778,400	—	6.4
U.S. Venture Partners(5) 2735 Sand Hill Road Menlo Park, CA 94025	2,244,271	94,791	19.2

Named Executive Officers
David J. Drachman	—	236,842	1.9
Thomas J. Etergino	—	23,027	*
Michael D. Hooven(6)	710,901	90,459	6.6
Stephen S. Cambridge	—	16,884	*
James L. Lucky	—	7,237	*
Richard S. Walsh(7)	—	—	—

	Beneficial Ownership
Beneficial Owner	Shares	Options and Warrants Exercisable Within 60 Days	Approximate Percent Owned

Directors and Nominees
Richard M. Johnston(1)	920,130	—	7.6
Donald C. Harrison, M.D.(8)	894,349	57,485	7.8
Alan L. Kaganov(9)	2,244,271	98,738	19.2
Karen P. Robards	166,030	9,188	1.4
Norman R. Weldon, Ph.D(10)	650,534	37,791	5.7
Lee R. Wrubel, M.D.(11)	494,527	—	4.1
Mark R. Lanning	—	—	—
Gene R. McGrevin	—	—	—
Elizabeth D. (Jacobson) Krell, Ph.D.	—	—	—
All executive officers and directors as a group (17 persons)	6,080,742	619,098	52.6

*	Indicates ownership of less than 1%.
(1)	Consists of 868,605 shares held by Camden Partners Strategic Fund II-A, L.P. and 51,527 shares held by Camden Partners Strategic Fund II-B, L.P. Mr. Johnston is a managing member of Camden Partners Holdings, LLC, which provides management and investment advisory services to Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P. Richard M. Johnston, David L. Warnock, Richard M. Berkeley and Donald W. Hughes each may be deemed to share voting and investment power with respect to the securities held by these entities and disclaims beneficial ownership of the securities held by these entities, except as to his pecuniary interest therein.
(2)	Includes 667,472 shares and 34,833 shares underlying warrants held by CLS I-IV, LLC; 8,052 shares and 661 shares underlying warrants held by Charter Advisors Fund IV, L.P.; and 25,534 shares and 1,865 shares underlying warrants held by Charter Entrepreneurs Fund IV, L.P. Dr. Harrison is a manager of CLS I-IV, LLC. A. Barr Dolan, also a manager of CLS I-IV, LLC, is a manager of Charter Ventures IV Partners, LLC, the general partner of Charter Entrepreneurs Fund IV, L.P. and Charter Advisors Fund IV, L.P. A Barr Dolan, Donald C. Harrison, M.D., Fred M. Schwarzer and Nelson Teng each may be deemed to share voting and investment power with respect to the securities held by CLS I-IV, LLC and disclaims beneficial ownership of the securities held by this entity, except as to their pecuniary interest therein. A Barr Dolan may be deemed to share voting and investment power with respect to the securities held by Charter Advisors Fund IV, L.P. and Charter Entrepreneurs Fund IV, L.P. and disclaims beneficial ownership of the securities held by these entities, except as to his pecuniary interest therein.
(3)	This information is based on the Schedule 13G filed with the SEC on February 10, 2006.
(4)	This information is based on the Schedule 13G filed with the SEC on February 10, 2006.
(5)	Consists of 2,194,151 shares and 92,773 shares underlying warrants held by U.S. Venture Partners VIII, L.P.; 16,970 shares and 683 shares underlying warrants held by USVP VIII Affiliates Fund, L.P.; 21,575 shares and 869 shares underlying warrants held by USVP Entrepreneur Partners VIII-A, L.P. and 11,575 shares and 466 shares underlying warrants held by USVP Entrepreneur Partners VIII-B, L.P. Dr. Kaganov is a member, and is generally referred to as a “partner,” of Presidio Management Group VIII, LLC, the general partner of U.S. Venture Partners VIII, L.P., USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P. and USVP Entrepreneur Partners VIII-B, L.P. Dr. Kaganov does not have any voting or investment power over the securities held by these entities and disclaims ownership of the securities held by these entities, except as to his pecuniary interest therein. The managing members of Presidio Management Group VIII, LLC are Tim Connors, Irwin Federman, Winston Fu, Steve Krausz, David Liddle, Stuart Phillips, Jon Root, Chris Rust and Philip Young and each may be deemed to share voting and investment power with respect to the securities held by these entities and disclaims beneficial ownership of the securities held by these entities, except as to his pecuniary interest therein.
(6)

Includes 334,210 shares held by a trust for the benefit of Mr. Hooven (the Michael D. Hooven 2004 Trust FBO Michael); 10,903 shares held by Mr. Hooven; 90,459 shares underlying options held by Mr. Hooven;

334,210 shares held by a trust for the benefit of Susan Spies, Mr. Hooven’s wife (the Michael D. Hooven 2004 Trust FBO Susan); 13,157 shares held by Mr. Hooven’s wife; and 18,421 shares held by a trust for the benefit of all Ms. Spies and Mr. Hooven’s children (the Susan Spies 2004 Children’s Trust). Mr. Hooven serves as the trustee of the trust for the benefit of himself and for the Susan Spies 2004 Children’s Trust. Mr. Hooven may be deemed to share voting and investment power with respect to the shares held by the trust for the benefit of his wife, the shares underlying options held by his wife and the shares held by the Susan Spies 2004 Children’s Trust, and Mr. Hooven disclaims beneficial ownership of these shares, except as to his pecuniary interest therein. Mr. Hooven’s wife may be deemed to share voting and investment power with respect to the shares held by Mr.Hooven, the shares held by the trust for the benefit of Mr. Hooven, and the shares held by the Susan Spies 2004 Children’s Trust, and she disclaims beneficial ownership of these shares, except as to her pecuniary interest therein.

(7)	Mr. Walsh left the Company on January 24, 2006.
(8)	Includes 667,472 shares and 34,833 shares underlying warrants held by CLS I-IV, LLC; 8,052 shares and 661 shares underlying warrants held by Charter Advisors Fund IV, L.P.; 25,534 shares and 1,865 shares underlying warrants held by Charter Entrepreneurs Fund IV, L.P. and 193,291 shares, 11,316 shares underlying options and 8,810 shares underlying warrants held by Dr. Harrison. Dr. Harrison is a manager of CLS I-IV, LLC. A. Barr Dolan, also a manager of CLS I-IV, LLC, is a manager of Charter Ventures IV Partners, LLC, the general partner of Charter Entrepreneurs Fund IV, L.P. and Charter Advisors Fund IV, L.P. A Barr Dolan, Donald C. Harrison, M.D., Fred M. Schwarzer and Nelson Teng each may be deemed to share voting and investment power with respect to the securities held by CLS I-IV, LLC and disclaims beneficial ownership of the securities held by this entity, except as to their pecuniary interest therein. A Barr Dolan may be deemed to share voting and investment power with respect to the securities held by Charter Advisors Fund IV, L.P. and Charter Entrepreneurs Fund IV, L.P. and disclaims beneficial ownership of the securities held by these entities, except as to his pecuniary interest therein.
(9)	Consists of 2,194,151 shares and 92,773 shares underlying warrants held by U.S. Venture Partners VIII, L.P.; 16,970 shares and 683 shares underlying warrants held by USVP VIII Affiliates Fund, L.P.; 21,575 shares and 869 shares underlying warrants held by USVP Entrepreneur Partners VIII-A, L.P.; 11,575 shares and 466 shares underlying warrants held by USVP Entrepreneur Partners VIII-B, L.P. and 3,947 shares underlying options held by Dr. Kaganov. Dr. Kaganov is a member, and is generally referred to as a “partner,” of Presidio Management Group VIII, LLC, the general partner of U.S. Venture Partners VIII, L.P., USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P. and USVP Entrepreneur Partners VIII-B, L.P. Dr. Kaganov does not have any voting or investment power over the securities held by these entities and disclaims ownership of the securities held by these entities, except as to his pecuniary interest therein. The managing members of Presidio Management Group VIII, LLC are Tim Connors, Irwin Federman, Winston Fu, Steve Krausz, David Liddle, Stuart Phillips, Jon Root, Chris Rust and Philip Young and each may be deemed to share voting and investment power with respect to the securities held by these entities and disclaims beneficial ownership of the securities held by these entities, except as to his pecuniary interest therein.
(10)	Includes 122,368 shares and 3,947 shares underlying options held by Norman R. Weldon, Ph.D.; 241,070 shares and 8,363 shares underlying warrants held by The Weldon Foundation, Inc. (the “Foundation”); 171,502 shares and 8,363 shares underlying warrants held by Partisan Management Group, Inc. (“Partisan”); and 115,594 shares and 17,118 shares underlying warrants held by Carol J. Weldon, his wife. Dr. Weldon is the president of the Foundation and a managing director of Partisan. Dr. Weldon may be deemed to share voting and investment power with respect to the shares held by his wife, the Foundation and Partisan, and Dr. Weldon disclaims beneficial ownership of these shares, except as to his pecuniary interest therein. Dr. Weldon’s wife may be deemed to share voting and investment power with respect to the shares held by Dr. Weldon, and she disclaims beneficial ownership of these shares, except as to her pecuniary interest therein.
(11)	Consists of 494,527 shares held by Foundation Medical Partners, LP. Dr. Wrubel is a general partner of Foundation Medical Partners, LP. Lee R. Wrubel, M.D. and Jonathan M.D. Cool each may be deemed to share voting and investment power with respect to the securities held by this entity and disclaims beneficial ownership of the shares held by this entity, except as to his pecuniary interest therein.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our examination of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2005, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the following exceptions: (i) each of our directors, executive officers and beneficial owners of more than 10% of our common stock (as of the effective date of our Registration Statement on Form S-1) filed their Form 3 late in connection with our initial public offering; (ii) Donald C. Harrison, M.D., Norman R. Weldon, Ph.D., Richard M. Johnston, Karen P. Robards and Lee R. Wrubel, M.D. each filed one Form 4 late in connection with reflecting the automatic conversion of shares of our preferred stock into shares of our common stock upon the closing of our initial public offering; and (iii) James L. Lucky and Richard S. Walsh each filed one Form 4 late in connection with stock options granted to them in connection with our initial public offering.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

Management has the primary responsibility for maintaining effective internal control over financial reporting and for preparing AtriCure’s consolidated financial statements. AtriCure’s independent registered public accounting firm is responsible for performing independent audits of AtriCure’s consolidated financial statements in accordance with auditing standards generally accepted in the United States. The Audit Committee’s responsibilities include monitoring and oversight of corporate accounting and financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee reviewed with management the audited financial statements included in AtriCure’s Annual Report on Form 10-K, including a discussion of significant accounting principles, the reasonableness of significant estimates and judgments made in preparing the financial statements and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the Chief Executive Officer and Chief Financial Officer of AtriCure the certifications required to be given by such officers in connection with AtriCure’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with giving such certifications. The Audit Committee’s responsibilities are set forth in a written charter that was adopted by AtriCure’s Board of Directors, a copy of which is attached as Appendix A to this proxy statement and is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.”

The Audit Committee is responsible for reviewing, approving and managing the engagement of AtriCure’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed with AtriCure’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of AtriCure’s audited financial statements with generally accepted accounting principles, its judgments as to the acceptability as well as the appropriateness of AtriCure’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee by SAS No. 61 (Communications with Audit Committees), as amended by SAS’s No. 89 and 90. In addition, the Audit Committee has discussed with AtriCure’s independent registered public accounting firm its independence from management and AtriCure, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the independence of AtriCure’s independent registered public accounting firm.

The Audit Committee discussed with AtriCure’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm to discuss the results of its examinations, its evaluation of AtriCure’s internal control over financial reporting, and the overall quality of AtriCure’s financial reporting. The Audit Committee held six meetings during the fiscal year ended December 31, 2005.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of AtriCure under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AtriCure’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also selected, subject to stockholder approval, Deloitte & Touche LLP as AtriCure’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE2

Richard M. Johnston, Chairman

Donald C. Harrison, M.D.

Karen P. Robards

Mark R. Lanning3

[2]	The Board of Directors has determined that each member of the Audit Committee is an independent director under applicable standards.
[3]	Mr. Lanning joined the Audit Committee on February 8, 2006.

EXECUTIVE COMPENSATION

The following table sets forth summary compensation information for 2005, 2004 and 2003 for our Chief Executive Officer, each of our four other most highly compensated executive officers who were serving in such capacities as of December 31, 2005 and one individual who was one of our most highly compensated executive officers during 2005, but was not serving as an executive officer as of December 31, 2005. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of 10% of their total annual compensation.

Summary Compensation Table

		Annual Compensation(1)			Long Term Compensation Awards
Name and Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
David J. Drachman	2005	$226,667		$93,100	150,000	$6,882	(2)
President and Chief Executive Officer	2004	200,000		69,000	—	6,000	(3)
	2003	200,000		40,000	—	118,152	(4)

Thomas J. Etergino	2005	129,167		76,667	107,105	3,002	(5)
Vice President and Chief Financial Officer	2004	—	(6)	—	—	—
	2003	—		—	—	—

Michael D. Hooven	2005	188,125		—	—	5,747	(7)
Chief Operating Officer	2004	175,000		—	—	5,250	(3)
	2003	175,000		—	—	5,469	(3)

Stephen S. Cambridge	2005	125,000		—	2,631	213,527	(8)
Vice President, Sales	2004	125,000		—	—	161,814	(8)
	2003	100,000		—	—	179,616	(8)

James L. Lucky	2005	132,500		—	16,578	60,237	(9)
Vice President, Quality Assurance and Healthcare Compliance	2004	125,000		18,828	14,473	56,133	(9)
	2003	—	(10)	—	—	—

Richard S. Walsh(11)	2005	144,167		7,000	—	137,242	(12)
Vice President, Sales	2004	68,750		—	—	68,153	(12)
	2003	—	(11)	—	—	—

(1)	In accordance with the rules of the SEC, the compensation disclosed in this table does not include various perquisites and other personal benefits, securities or property received by a named executive officer that do not, in the aggregate, exceed the lesser of $50,000 or 10% of such officer’s total annual salary and bonus disclosed in this table.
(2)	Consists of matching contribution of $6,450 under our 401(k) plan and term life insurance premiums of $432 paid by us.
(3)	Consists of matching contributions under our 401(k) plan.
(4)	Consists of an allowance of $113,318 for moving expenses and matching contribution of $4,834 under our 401(k) plan.
(5)	Consists of matching contribution of $2,750 under our 401(k) plan and term life insurance premiums of $252 paid by us.
(6)	Mr. Etergino’s employment with us began in May 2005.
(7)	Consists of matching contribution of $5,369 under our 401(k) plan and term life insurance premiums of $378 paid by us.
(8)	Consists of sales commissions of $206,095 in 2005, $155,314 in 2004 and $176,422 in 2003, matching contributions under our 401(k) plan of $7,000 in 2005, $6,500 in 2004 and $3,194 in 2003, and term life insurance premiums of $432 paid by us in 2005.

(9)	Consists of sales commissions of $54,537 in 2005, an allowance of $52,383 for moving expenses in 2004, matching contributions under our 401(k) plan of $5,430 in 2005 and $3,750 in 2004, and term life insurance premiums of $270 paid by us in 2005.
(10)	Mr. Lucky’s employment with us began in January 2004.
(11)	Mr. Walsh was employed by us from July 2004 through January 2006.
(12)	Consists of sales commissions of $130,000 in 2005 and $68,153 in 2004, matching contributions under our 401(k) plan of $6,864 in 2005, and term life insurance premiums of $378 paid by us in 2005.

Option Grants in 2005

The table below sets forth information concerning the stock options grants in 2005 to the executive officers named in the Summary Compensation Table and the potential realizable value of such stock options at assumed annual rates of stock price appreciation for the ten-year terms thereof.

	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
David J. Drachman	150,000	26.2%	$13.18	12/07/2015	$1,243,325	$3,150,829
Thomas J. Etergino	92,105	16.1%	11.29	04/06/2015	653,966	1,657,278
	15,000	2.6%	13.18	12/07/2015	124,332	315,083
Michael D. Hooven	—	—	—	—	—	—
Stephen S. Cambridge	2,631	0.5%	12.00	08/05/2015	19,855	50,318
James L. Lucky	6,578	1.1%	12.00	08/10/2015	49,642	125,804
	10,000	1.7%	13.18	12/07/2015	82,888	210,055
Richard S. Walsh	6,578	1.1%	12.00	08/10/2015	49,642	125,804

All options granted to these executive officers in 2005 were granted either under our 2001 Stock Option Plan or our 2005 Equity Incentive Plan. The percentage of total options is based on an aggregate of 572,167 shares granted to employees during 2005. Options have a term of 10 years but may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

Stock Option Exercises and Values for 2005

The table below sets forth information concerning the number of stock options exercised in 2005 and the value realized upon their exercise by the executive officers named in the Summary Compensation Table and the number and value of their unexercised stock options at December 31, 2005.

	Shares Acquired Upon Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)(1)
			Vested	Unvested	Vested	Unvested
David J. Drachman	—	—	236,842	228,946	$2,207,367	$735,777
Thomas J. Etergino	—	—	—	107,105	—	—
Michael D. Hooven	—	—	85,525	6,579	883,935	61,316
Stephen S. Cambridge	—	—	15,459	9,538	136,450	61,995
James L. Lucky	—	—	3,619	27,432	33,041	99,097
Richard S. Walsh	—	—	4,606	20,393	36,802	110,382

(1)	The fair market value of a share of our common stock at the close of business on December 30, 2005, was $10.65.

Change in Control Arrangements

We do not have employment agreements with any of our executive officers. Our executive officers and directors are entitled to acceleration of vesting of their options under certain circumstances involving a change of control, pursuant to our 2001 Stock Option Plan, our 2005 Equity Incentive Plan and/or the related stock option agreements. Additionally, after termination of an executive officer or director, he or she may exercise his or her options pursuant to the terms of our 2001 Stock Option Plan, our 2005 Equity Incentive Plan and/or the related stock option agreements. Generally, if termination is due to death or disability, the options will remain exercisable for 12 months. In all other cases, the options will generally remain exercisable for three months.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,666,103	$6.27	1,311,556
Equity compensation plans not approved by security holders	0	0	0
Total	1,666,103	$6.27	1,311,556

Equity compensation plans approved by our stockholders consist of our 2001 Stock Option Plan and our 2005 Equity Incentive Plan.

REPORT OF THE COMPENSATION COMMITTEE1

AtriCure’s Compensation Committee is comprised of four independent, non-employee directors. The Committee establishes and administers AtriCure’s executive compensation program, assists the Board of Directors with its responsibilities relating to executive officer and director compensation and oversees incentive and equity-based compensatory plans in which executive officers and other employees of AtriCure participate. The Committee seeks to offer compensation to AtriCure’s executive officers to enable AtriCure to attract, retain and reward highly qualified individuals, whose contributions are necessary for AtriCure’s long-term success. Compensation generally consists of salary and a cash bonus, which provide current incentives, and stock options, which provide longer-term incentives. In determining executive compensation, the Committee evaluates a variety of factors relating to AtriCure’s performance during the prior fiscal year, including revenue and sales growth and progress towards long-term goals. In addition, the Committee reviews the individual performance of AtriCure’s executive officers, including their achievement of managerial objectives.

Base Salary and Cash Bonus

AtriCure does not have employment agreements with any of its executive officers, including David J. Drachman, our President and Chief Executive Officer. Base salaries for executive officers are determined by evaluating a variety of factors, including the experience of the individual, the competitive marketplace for managerial talent (including a comparison of base salaries for comparable positions at similar companies of comparable size and capitalization), AtriCure’s performance, the executive’s performance, and the responsibilities of the executive. Cash bonus awards are based on a variety of factors, including the individual performance of the executive and AtriCure’s performance.

Equity Compensation

The Compensation Committee believes that stock-based compensation arrangements are essential in aligning the interests of management and the stockholders. AtriCure’s 2005 Equity Incentive Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, performance units and performance shares to its executive officers and other employees. Stock options to purchase shares of AtriCure’s common stock are issued at an exercise price equal to the fair market value of such stock on the date of grant. These options typically vest over a four-year period from the date of grant and are granted to AtriCure’s executive officers and other employees as a reward for past individual and corporate performance and as an incentive for future performance. The size of awards is determined by the Committee based on factors such as the executive’s position, individual performance and AtriCure’s performance.

Chief Executive Officer’s Compensation

During 2005, Mr. Drachman received an annual base salary of $226,667, which represents a 13% increase over the annual base salary paid to Mr. Drachman in 2004, an incentive bonus of $93,100 and long-term incentive compensation in the form of stock options. In determining Mr. Drachman’s salary for 2005, the Committee considered competitive compensation data for chief executive officers of similar companies within the medical device industry, taking into account their past experience, performance and knowledge. The Committee also considered AtriCure’s performance during the prior fiscal year, Mr. Drachman’s qualifications, knowledge and experience, and his leadership to AtriCure in its achievement of strategic and financial objectives, including the successful completion of AtriCure’s initial public offering during 2005.

[1]	The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any AtriCure filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in those filings.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the tax deduction allowable for executive compensation to $1.0 million per year for certain executive officers unless such compensation is performance-based. As the cash compensation paid to each of AtriCure’s executive officers is below $1.0 million and the Committee believes that stock options granted would meet the requirements for performance-based compensation, the Committee believes that Section 162(m) will not prevent AtriCure from receiving a tax deduction for any compensation paid to its executive officers during 2005.

THE COMPENSATION COMMITTEE

Alan L. Kaganov, Chairman

Norman R. Weldon, Ph.D.

Lee R. Wrubel, M.D.

Gene R. McGrevin2

[2]	Mr. McGrevin joined the Compensation Committee on April 6, 2006.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq Market, U.S. Index (“Nasdaq U.S. Index”) and the Nasdaq Medical Equipment Index for the period beginning on August 5, 2005, our first day of trading after our initial public offering, and ending on December 31, 2005.

*	The graph assumes that $100 was invested on August 5, 2005 in our common stock, the Nasdaq U.S. Index and the Nasdaq Medical Equipment Index, and that all dividends were reinvested. No dividends have been declared or paid on our common stock. Stock performance shown in the above chart for our common stock is historical and should not be considered indicative of future price performance. This graph was prepared by Valuation Research Corporation.

OTHER MATTERS

We are not aware of any other business to be presented at the Annual Meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present is as set forth in this proxy statement.

If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ David J. Drachman
David J. Drachman President and Chief Executive Officer

West Chester, Ohio

April 28, 2006

APPENDIX A

ATRICURE, INC.

CHARTER OF THE

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of AtriCure, Inc., a Delaware corporation (the “Company”), on April 6, 2005.

I.	PURPOSES

The Audit Committee (the “Committee”) shall assist the Board in fulfilling its responsibility to oversee management regarding:

(i)	the conduct and integrity of the Company’s financial reporting to any governmental or regulatory body, the public or other users thereof;

(ii)	the Company’s systems of internal accounting and financial and disclosure controls, including the engagement of consulting services for internal audit;

(iii)	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, their conduct of the annual audit, and their engagement for any other services;

(iv)	the Company’s legal and regulatory compliance; and

(v)	the preparation of the annual Audit Committee Report required by Securities and Exchange Commission (the “SEC”) rules to be included in the Company’s annual proxy statement.

In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, independent auditors or other advisors to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, independent auditors and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

II.	ORGANIZATION

The Committee shall consist of three (3) or more members of the Board, each of whom the Board has selected and determined to be “independent” in accordance with applicable rules of the SEC and the Nasdaq Stock Market, Inc. (“Nasdaq”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years. Each member of the Committee shall meet the financial literacy requirements of Nasdaq, at least one member shall have the requisite financial sophistication required by Nasdaq and, unless otherwise determined by the Board, at least one member shall be an “audit committee financial expert” as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than three (3) public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

Committee members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chairman of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

III.	MEETINGS

The Committee shall meet on a regularly-scheduled basis at least four (4) times per year or more frequently as circumstances dictate. The Committee shall meet periodically with management, the internal auditor (if any) and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present.

The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

IV.	DUTIES

The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The following responsibilities are set forth as a guide for fulfilling the Committee’s purposes, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee.

To fulfill its purposes, the Committee shall:

A.	Supervise the Independent Audit.

1.	appoint, evaluate, compensate, oversee the work of, and if appropriate terminate, the independent auditor, who shall report directly to the Committee;

2.	review and approve the terms of the independent auditor’s retention, engagement and scope of the annual audit, and pre-approve as a Committee or by an individual member any audit-related and permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor (with pre-approvals disclosed as appropriate in the Company’s periodic public filings);

3.	on an annual basis:

(i) review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence;

(ii) set clear hiring policies for employees or former employees of the independent auditors;

4.	review and discuss with management, the independent auditor and the internal auditor:

(i) any significant findings during the year, including the status of previous audit recommendations;

(ii) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise) or any other audit problems or difficulties encountered in the course of audit work;

(iii) any restrictions on the scope of activities or access to required information;

(iv) any changes required in the scope of the audit plan;

(v) the audit budget and staffing;

(vi) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources; and

5.	review and resolve any disagreements between management and the independent auditor concerning financial reporting, or relating to any audit report or other audit, review or attest services provided by the independent auditor.

B.	Oversee Internal Audit (if any), Internal Controls & Risk Management.

1.	review and discuss with management and the independent auditor:

(i) the adequacy of the Company’s internal and disclosure controls and procedures, (including computerized information system disclosure controls and security), including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported;

(ii) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data;

(iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

(iv) related findings and recommendations of management, together with the independent auditor’s attestation report;

2.	review and discuss with management and the independent auditor (if any) any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management and the independent auditor, and oversee the Company’s underlying policies with respect to, risk assessment and risk management;

3.	establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

4.	review and recommend the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer; and

5.	receive periodic reports from the internal auditor (if any) and consult with management about any changes with such personnel and their performance evaluations and compensation.

C.	Oversee Financial Reporting.

1.	review and discuss with management and the independent auditor:

(i) all critical accounting policies and practices used by the Company;

(ii) any significant changes in Company accounting policies;

(iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm;

(iv) any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports; and

(v) other material written communications between the independent auditor and management;

2.	inquire as to the independent auditor’s view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business;

3.	review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company;

4.	review and discuss with the independent auditor:

(i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

(ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and

(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of “unadjusted differences;”

5.	review the Company’s financial statements, including:

(i) prior to public release, review and discuss with management and the independent auditor the Company’s annual and quarterly financial statements to be filed with the SEC (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company’s senior executive and financial officers);

(ii) with respect to the independent auditor’s annual audit report and certification, before release of the annual audited financial statements, meet with the independent auditor without any management member present to discuss the adequacy of the Company’s system of internal accounting and financial controls, the appropriateness of the accounting principles used to and judgments made in the preparation of the Company’s audited financial statements, and the quality of the Company’s financial reports;

(iii) meet separately, periodically, with management, internal auditors (if any) and the independent auditor; and

(iv) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

6.	at least annually, review a report by the independent auditor describing:

(i) the firm’s internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review of the firm, or by any review, inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditor and the Company (to be set out in a formal written statement); and

7.	discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance (including non-GAAP financial measures) provided to analysts and to rating agencies.

D.	Oversee Legal and Regulatory Compliance.

1.	review periodically:

(i) legal and regulatory matters that may have a material impact on the Company’s financial statements; and

(ii) the scope and effectiveness of compliance policies and programs;

2.	review and address conflicts of interest of directors and executive officers; and

3.	review, discuss with management and the independent auditor, and, if appropriate, approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

E.	Report & Self-Evaluate.

1.	oversee the preparation and approve all reports required under SEC rules to be included in the Company’s annual proxy statement. Any report of the Committee included in the Company’s proxy statement should state whether the Committee:

(i) has reviewed and discussed the audited financial statements with management;

(ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90;

(iii) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and

(iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the SEC;

2.	conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

3.	review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate; and

4.	report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function (if any)) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

APPENDIX B

ATRICURE, INC.

CORPORATE GOVERNANCE GUIDELINES

These Corporate Governance Guidelines were adopted by the Board of Directors (the “Board”) of AtriCure, Inc. (the “Company”) on June 7, 2005.

I.	COMPOSITION OF THE BOARD OF DIRECTORS

A.	Size of the Board

The Bylaws of the Company provide that the Board will establish the number of directors from time to time.

B.	Selection of Board Nominees

The Board is responsible for recommending director nominees to the stockholders of the Company (the “Stockholders”) for election. The Board has delegated the screening process to the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment includes issues of judgment, diversity, age and skills (such as understanding of relevant technologies, business and financial background, etc.), in the context of an assessment of the perceived needs of the Board at that point in time.

The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by Stockholders using the same criteria it applies to recommendations from directors and members of management. Stockholders may submit recommendations by writing to the committee at AtriCure, Inc., Attn: Chairman of the Nominating and Corporate Governance Committee, 6033 Schumacher Park Drive, West Chester, Ohio 45069.

Invitations to serve as a nominee are extended by the Board itself via the Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee.

C.	Board Independence

The Board shall have a majority of directors that it has affirmatively determined are “independent directors” in accordance with the rules promulgated by the Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable laws and regulations.

D.	Commitment and Limits on Other Activities

Directors are expected to limit the number of other boards (excluding non-profits) on which they serve in order to allow adequate time for performance as a director of the Company.

E.	Term and Age Limits

As an alternative to term limits, the Nominating and Corporate Governance Committee will formally review each director’s continuation on the Board at the expiration of the director’s term. The Board also has set an age limit of 72 for directors, provided that directors turning 72 shall be permitted to serve the remainder of their term.

II.	DIRECTOR RESPONSIBILITIES

The role of the Board is to direct the affairs of the Company, in the interests of the Stockholders, including their interest in optimizing financial returns and the value of the Company over the long term.

A.	Board Role

The Board fulfills its role (directly or by delegating certain responsibilities to its committees) by:

1.	providing advice and counsel to the Chief Executive Officer and principal senior executives;

2.	selecting, regularly evaluating, and, where appropriate, replacing the Chief Executive Officer;

3.	overseeing the conduct of the Company’s business and strategic plans to evaluate whether the business is being properly managed;

4.	reviewing and approving the Company’s financial objectives and major corporate plans and actions;

5.	reviewing and approving major changes in the appropriate auditing and accounting principles and practices;

6.	providing oversight of internal and external audit processes and financial reporting;

7.	providing oversight of risk assessment and protection processes and processes designed to promote legal compliance; and

8.	performing such other functions as the Board believes appropriate or necessary, or as otherwise prescribed by rules or regulations.

B.	Care, Candor and Avoidance of Conflicts

The Company’s directors recognize their obligation individually and collectively as the Board to pay careful attention and be properly informed. This requires regular attendance at Board meetings and preparation for Board meetings, including the advance review of circulated materials. The directors also recognize that candor and the avoidance of conflicts in fact and in perception are hallmarks of the accountability owed to the Stockholders. Directors have a personal obligation to disclose a potential conflict of interest to the Chairman of the Board prior to any Board decision related to the matter and, if the Chairman in consultation with legal counsel determines a conflict exists or the perception of a conflict is likely to be significant, to recuse themselves from any discussion or vote related to the matter.

III.	EXECUTIVE SESSIONS & PRESIDING DIRECTOR

A.	Executive Session of Non-Management Directors

The non-management directors of the Board will meet in Executive Session at least three (3) times per year to discuss such topics as the non-management directors determine. “Non-Management” directors are those who are not company officers (as such term is defined in Rule 16a-1(f) under the Securities Act of 1933), and can include directors who do not meet the definition of an independent director under the rules of Nasdaq. Minutes of the Executive Sessions should be kept, describing who participated, the general topics discussed, and such other details as the non-management directors determine.

The non-management directors shall designate from time to time one non-management director to serve as the Presiding Director to chair the Board’s Executive Sessions. In addition, the Presiding Director shall advise the Chairman of the Board and, as appropriate, committee chairs with respect to agendas and information needs relating to Board and committee meetings; provide advice with respect to the selection of committee chairs; and perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

IV.	FORMAL EVALUATION OF THE CHIEF EXECUTIVE OFFICER

The Board has delegated to the Compensation Committee of the Board (the “Compensation Committee”) the task of evaluating the Chief Executive Officer annually and reporting its recommendations to the Board. The Chairman of the Compensation Committee (together with the Chairman of the Board if the Chairman is an independent director) communicates the Board’s conclusions to the Chief Executive Officer.

The evaluation is based on objective criteria including performance of the business, accomplishment of strategic objectives, development of management, etc. The evaluation is used by the Compensation Committee in its recommendation to the Board regarding the Chief Executive Officer’s compensation.

V.	MANAGEMENT DEVELOPMENT & SUCCESSION PLANNING

The Chief Executive Officer reports at least annually to the Board on the Company’s program for management development and on succession planning, which the Board views as closely related issues. In its consideration of these issues, it is the policy of the Board to consider issues related to Chief Executive Officer and senior executive selection and performance.

VI.	DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining the Board, each new director should familiarize himself or herself with the Company’s strategic plans, its financial and accounting practices and its internal procedures, and meet with Company management. Directors are expected to continue educating themselves with respect to industry practice, accounting and finance, leadership, crisis management, general management and strategic planning. The Company may, from time to time, offer continuing education programs for directors.

VII.	DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and recommending to the Board, on an annual basis, the compensation for directors. The Compensation Committee will consider how the Company’s director compensation practices compare with those of public and peer group corporations. Any change in Board compensation will be made upon the recommendation of the Compensation Committee and following discussion and approval by the Board.

Compensation may be paid in the form of cash or equity interests in the Company or such other forms as the Board deems appropriate. Separate compensation may be provided to members of committees of the Board and additional compensation may be provided to the chairs of the Board and committees. Directors who are also employees of the Company shall not receive any additional compensation for their services as directors.

VIII.	BOARD AGENDA, MATERIALS, INFORMATION AND PRESENTATIONS

The Chairman of the Board, with input from senior members of management, establishes the agenda for each Board meeting. Each director is free to suggest the inclusion of item(s) on the agenda.

Information and data that is important to the Board’s understanding of the business is distributed in writing to the Board generally five or so days before the Board meets, although this is not a strict standard, so as to allow for unusual circumstances. Management should ensure that material is as brief as possible while still providing the desired information.

Presentations on specific subjects are forwarded to the directors in advance so that directors may prepare, Board meeting time may be conserved, and discussion time may be focused. However, it is recognized that there may be occasions when an important issue arises without time for written background materials to circulate or the subject matter is not appropriate for written materials, such that more presentation time will be required.

IX.	DIRECTOR ACCESS TO SENIOR MANAGEMENT AND INDEPENDENT ADVISERS

Directors have complete access to senior management and to the Board’s advisors. Directors are expected to use good judgment to ensure that this contact is not distracting to the business operation of the Company, and that independent advisors are used efficiently.

X.	BOARD INTERACTION WITH INVESTORS, PRESS, CUSTOMERS AND STOCKHOLDERS

Management, and, in particular, the Chief Executive Officer speaks for the Company. The Chairman of the Board and, in certain circumstances, individual directors speaks for the Board. Individual directors may, from time to time at the request of management, meet or otherwise communicate with various constituencies. If comments from the Board are appropriate, however, they should, in most circumstances, come from the Chairman. Directors are expected to take special care in all communications concerning the Company, in light of confidentiality requirements and laws prohibiting insider trading, tipping and avoidance of selective disclosure.

XI.	BOARD COMMITTEES

The Board currently has three committees: Audit, Compensation and Nominating and Corporate Governance. Membership on such committees is limited to independent directors. The Board retains discretion to form new committees or disband current committees depending upon the circumstances.

XII.	ANNUAL BOARD & COMMITTEE PERFORMANCE EVALUATIONS

The Board conducts an annual self-evaluation of its performance and the performance of its committees. The Nominating and Corporate Governance Committee recommends to the Board and its committees the methodology for such evaluations and oversees its execution.

XIII.	CORPORATE GOVERNANCE GUIDELINES

The Nominating and Corporate Governance Committee reviews these Guidelines periodically and recommends amendment to the Board as necessary.

XIV.	COMMUNICATING WITH THE BOARD

Stockholders are invited to communicate to the Board or its committees by writing to: AtriCure, Inc., Attn: Chairman of the Board of Directors, 6033 Schumacher Park Drive, West Chester, Ohio 45069.

ATRICURE, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AtriCure, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2006, and hereby appoints Thomas J. Etergino and Stephen S. Cambridge, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2006 Annual Meeting of Stockholders of AtriCure, Inc. to be held on June 21, 2006 at 9:30 a.m. (EDT) at AtriCure’s offices located at 6033 Schumacher Park Drive, West Chester, Ohio 45069, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

ATRICURE, INC.

June 21, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006	☐	☐	☐
NOMINEES:

☐	FOR ALL NOMINEES	o	DAVID J. DRACHMAN

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND (3) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

		o	DONALD C. HARRISON, M.D.
		o	MICHAEL D. HOOVEN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o	ELIZABETH D. (JACOBSON) KRELL, Ph.D.
		o	RICHARD M. JOHNSTON
☐	FOR ALL EXCEPT (See instructions below)	o	MARK R. LANNING
		o	GENE R. MCGREVIN
		o	KAREN P. ROBARDS
		o	LEE R. WRUBEL, M.D.
PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐	I PLAN TO ATTEND THE MEETING		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.